BRF S.A.

Publicly-Held Company

CNPJ nº. 01.838.723/0001-27

NIRE 42.300.034.240

MINUTES OF THE ORDINARY AND EXTRAORDINARY GENERAL MEETING HELD ON APRIL 29, 2019

(Drawn-up as a summary, as required by article 130, § 1, of Law n. 6.404, of December 15, 1976)

1.            Date, Time and Place: Held on April 29, 2019, at 11:00 a.m., at the head office of BRF S.A. (“BRF” or “Company”), located at Rua Jorge Tzachel, n° 475, in the City of Itajaí, State of Santa Catarina.

2.            Call Notice and Publications: The Meeting was convened according to the call notice published in the following newspapers: Valor Econômico (days March, 29, and April, 1 and 2 of 2019, in pages B9, A8 and B9, respectively) and Official Gazette of the State of Santa Catarina (days March, 29 and April 1 and 2 of 2019, in pages 131 e 132, 39 e 38, respectively), in compliance with the disposition of article 124 of Law n° 6.404/1976. Dismissed the publication of the Notice provided in article 133 of Law n° 6.404/1976, given that the documents mentioned in the referred article were published in advance of more than one month to the date of the holding of the Shareholders’ General Meeting, as established by § 5 of article 133 of Law n° 6.404/1976. The Management Report, the Financial Statements and the respective Explanatory Notes and the Independent Auditors Report were published on March of 1 of 2019 in Valor Econômico (pages B11 to B24) and in the Official Gazette of the State of Santa Catarina (pages 82 to 136), in compliance to the disposition in article 133, § 3, of Law n° 6.404/1976.

3.            Attendance: The works were installed with the presence of shareholders representing 58.78% (fifty eight point seventy eight per cent) of the voting capital stock of the Company in the Ordinary Shareholders Meeting and 58.94% (fifty eight point ninety four per cent) of the voting capital stock of the Company in the Extraordinary Shareholders Meeting, as confirmed by the registries and signatures contained in the Book of Attendance of Shareholders and in the information contained in the analytical maps prepared by the bookkeeping agent and by the Company, pursuant to article 21-W, items I and II, of CVM Instruction nº 481/2009, being, thus, observed the existence of a legal quorum for the holding of the General Meeting. Present, also, in attention to the disposition of articles 134, § 1, and 164 of Law nº 6.404/1976: (i) the Global Chief Executive Officer and Chairman of the Board of Directors, Mr. Pedro Pullen Parente; (ii) the Chairman of the Fiscal Council, Mr. Attílio Guaspari; (iii) the Coordinator of the Committee of Audit and Integrity, Mr. Francisco Petros Oliveira Lima Papathanasiadis; and (iv) the representative of KPMG Auditores Independentes, Mr. Guilherme Nunes.

4.            Board: Chairman, Pedro Pullen Parente; Secretary: Marcus de Freitas Henriques.

5.            Agenda: At the Shareholders’ General Meeting: (i) Take the accounts of the administrators, examine, discuss and vote the Management Report, the Financial Statements and other documents related to the year ended on December 31, 2018; (ii) Establish the annual global remuneration for the management of the Company for the year of 2019; (iii) Authorize an increase in the amount of the annual global remuneration for the management of the Company for the year of 2019, which will only be applicable, if the Board of Directors approves the increase to eight (8) the number of members of the Statutory Board of the Company; (iv) Elect the members of the Fiscal Council; and (v) Establish the remuneration for the members of the Fiscal Council for the year of 2019. At the Extraordinary General Meeting: (i) Amend the Restricted Share Grant Plan of the Company and ratify the payments already made in the scope of the referred Plan.

6.            Deliberations Approved:

6.1.     Initially, it was approved, by unanimous of the votes of the shareholders present, that the minutes of the present Meeting be drawn as a summary of the facts occurred, containing only the transcription of the deliberations taken, and that its publication be made with the omission of the signatures of the shareholders, as provided in §§ 1 and 2 of article 130 of Law n° 6.404/1976.

6.2.     At the Shareholders’ General Meeting

            6.2.1.  Approved, without reservation, by majority of the votes of the shareholders present, with 462.743.034 favorable votes, 99.918 contrary votes and 14.137.484 abstentions, including of the shareholders legally prevented, the management accounts and the financial statements of the Company related to the fiscal year ended on December 31, 2018, together with the management report, the explanatory notes, the report of the independent auditors, the opinion of the Fiscal Council, the summarized annual report of the Committee of Audit and Integrity and the comments of the Managers on the financial situation of the Company.

            6.2.2.  Approved, without reservation, by majority of the votes of the shareholders present, with 397.879.870  favorable votes, 75.787.087 contrary votes and 3.313.479 abstentions, the establishment of the annual global remuneration related to the year of 2019 for the members of the Board of Directors and Executive Board in the amount of up to ninety million, five hundred thousand Reais (R$90,500,000.00), which covers the limit proposed for the fixed remuneration (salary or pro-labore, direct and indirect benefits and social charges), benefits due to the termination of the exercise of the position, as well as the variable remuneration (profit participation or Bonus) and values related to the Stock Option Plan and to the Restricted Share Grant Plan of the Company.

            6.2.3.  Approved, without reservation, by majority of the votes of the shareholders present, with 388.867.010  favorable votes, 84.765.367 contrary votes and 3.348.059 abstentions, the authorization to increase to up to twenty seven million, eight hundred thousand Reais (R$27,800,000.00) the value of the annual global remuneration for the management of the Company related to the year of 2019, which will only be applicable if the Board of Directors approves, based in article 24 of the Bylaws, the increase to up to eight (8) the number of members of the Statutory Board of the Company. The eventual application of the referred increase will result in the total value of the annual global remuneration for the administration of the Company related to the year of 2019, including the amount object of item 6.2.2 above, reaching up to one hundred and eighteen million, three hundred thousand Reais (R$118,300,000.00), which covers the limit proposed for the fixed remuneration (salary or pro-labore, direct and indirect benefits and social charges) and benefits due to the termination of the exercise of the position, as well as the variable remuneration to the Restricted Share Grant Plan of the Company.

            6.2.4.  Approved the election of the members, effective and alternate, of the Fiscal Council, with term until the Shareholders’ General Meeting to be held in the fiscal year of 2020: (i) as effective member, Mr. Attílio Guaspari, Brazilian, married, engineering, holder of Identity Card n° 2.816.288 SSP/SP, enrolled in CFP/MF under n° 610.204.868-72, with commercial address in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, nº 8.501, 1º andar, Pinheiros, Zip Code 05425-070, and, as his alternate, Mrs. Susana Hanna Stiphan Jabra, Brazilian, divorced, economist, holder of Identity Card RG n° 7.366.839-4 SSP/SP, enrolled in CFP/MF under n° 037.148.408-18, with commercial address in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, nº 8.501, 1º andar, Pinheiros, Zip Code 05425-070, considering these candidates received 363.580.769 favorable votes, 8.989.315 contrary votes and 104.410.352 abstentions; (ii) as effective members, Mrs. Maria Paula Soares Aranha, Brazilian, single, business administrator, holder of Identity Card RG n° 7.770.372-9 SSP/SP, enrolled in CFP/MF under n° 035.859.048-58, with commercial address at Rodovia Raposo Tavares, 7389, Torre Cauna, apto 273, São Paulo -  SP, and, as her alternate, Mrs. Mônica Hojaij Carvalho Molina, Brazilian, married, administrator, holder of Identity Card RG n° 18.714.329-8 SSP/SP, enrolled in CFP/MF under n° 137.295.488-08, with commercial address at Rua Joaquim Floriano, 1052, 12º andar, São Paulo/SP, considering these candidates received 374.621.711 favorable votes, 31.466 contrary votes and 102.327.259 abstentions; and (iii) as effective member, Mr. André Vicentini, Brazilian, married, engineering, holder of Identity Card n° 34.021.004-7 SSP/SP, enrolled in CFP/MF under n° 283.726.668-06, with commercial address in the City of São Paulo, State of São Paulo, at Rua Tuiuti, 589, apto. 183, bloco 5, bairro Tatuapé, Zip Code 03081-003, and, as his alternate, Mr. Valdecyr Maciel Gomes, Brazilian, married, lawyer, holder of Identity Card OAB/RJ n° 58.303, enrolled in CFP/MF under n° 718.224.887-53, with commercial address in the City of Niterói, State of Rio de Janeiro, at Rua Miguel de Frias, 77, bloco 3, apto 601, bairro Icaraí, Zip Code 24.220-901, considering these candidates received 465.252.338 favorable votes, 34.011 contrary votes and 11.694.087 abstentions. It is registered that the members elected to the Fiscal Council were the only candidates indicated to the election held at the present General Meeting.

            6.2.4.1. The shareholders were informed that the tax advisors elected at the present Meeting are in conditions to execute, without reservation, the declaration mentioned in article 147, § 4, of Law n° 6.404/1976, as well as that the investiture of the tax advisors elected is conditioned to: (i) the execution of the term of investiture, drawn-up in proper book of the Company; and (ii) the effective signature of the declaration referred above.

            6.2.5.  Approved, without reservation, by majority of the votes of the shareholders present, with 473.577.758  favorable votes, 56.276 contrary votes and 3.346.402 abstentions, the establishment of the remuneration for the effective members of the Fiscal Council of the  Company for the year of 2019 in amount corresponding to ten percent (10%) of the  of the average amount of the remuneration attributed to the Officers of the Company (not counting benefits, representation fees and profits participation), in the terms of the § 3 of article 162 of Law nº 6.404/1976.

6.3.     At Extraordinary General Meeting

            6.3.1.  Approved, without reservation, by majority of the votes of the shareholders present, with 378.431.196 favorable votes, 71.866.022 contrary votes and 27.987.441 abstentions, the amendments of items 4.1 e 5.2 of the Restricted Share Grant Plan, approved at the Ordinary and Extraordinary General Meeting of April 26, 2017 and at the Extraordinary General Meeting of May 25, 2018 (“Option Plan”), to expressly provide that (i) the Option Plan shall be administered by the Board of Directors in compliance with the disposition of the Company’s Bylaws and of the applicable law, as well as respecting the limits of the global remuneration for the administrators; and (ii) the payments to the beneficiaries of the Option Plan may occur in cash or in shares issued by the Company. Thus, the referred items of the Option Plan shall become effective with the following wording: “4.1. The Plan shall be administered by the Board of Directors, which may , observing the disposition of the Company’s bylaws and the applicable law, as well as respecting the limits of the global remuneration for the administrators, constitute a Committee especially created to assist in the management of the Plan.”; “5.2. The granting of the Restricted Shares is made upon the execution of the Grant Agreements between the Company and the Beneficiaries, which shall specify, without prejudice of other conditions determined by the Board of Directors, (a) the amount of the Restricted Shares object of the grant and (b) the terms and conditions for the purchase of rights related to the Restricted Shares. The Board of Directors may establish, also, the payment of the referred amount in cash or in shares, in the form to be established in the respective Option Plan.”. It was also approved, by majority of the votes of the shareholders present, with 378.431.196 favorable votes, 71.866.022 contrary votes and 27.987.441 abstentions, the ratification of the payments already made to the beneficiaries of the Option Plan according to its new terms.

7.         Distance Voting: The Company registers the receipt of distance voting forms to the present General Meeting, which were fully counted as contained in the voting maps prepared by the bookkeeping agent and by the Company itself, in the form of article 21-W, items I and II, of CVM Instruction nº 481/2009, these voting maps being filed at the Company’s head office. It is also registered that, after the installation of the Meeting, the Board (i) asked if any of the shareholders physically present at the Meeting had presented vote by means of distance voting form and wanted to manifest his vote in person at the Meeting, for the purposes of not considering the distance vote, in the form of article 21-W, § 5, item I, of CVM Instruction nº 481/2009; (ii) proceeded to the reading of the Summary Voting Map disclosed to the market, as provided in article 21-W, § 4, of CVM Instruction nº 481/2009; and (iii) informed that such Summary Voting Map is available to be consulted by the shareholders present at the Meeting.

8.         Documents Filed at the Company: (I) Call Notice; (II) Financial Statements related to the fiscal year ended on December 31, 2018, together with the management report, the explanatory notes, the report of the independent auditors, the opinion of the Fiscal Council, the summarized annual report of the Committee of Audit and Integrity and the comments of the Managers on the financial situation of the Company; (III) Powers of attorney and documents of representation presented by the shareholders who attended the Meeting; (IV) Manifestations and declarations of vote received by the Board; and (V) Voting maps prepared by the bookkeeping agent and by the Company.

9.         Closing: With nothing else to be discussed, the meeting was suspended for the drawing up of the Minutes containing the summary of the facts occurred, which, after approved, is signed by the Board and by the shareholders present.

Itajaí, April 29, 2019.

Board:

Pedro Pullen Parente Chairman	Marcus de Freitas Henriques Secretary

Shareholders Present:

[Attorney-at-law: Alves Ferreira e Mesquita (Cristiano Marques de Godoy)]

Representing Aberdeen Latin American Income Fund LLC; Aberdeen Standard Emerging Opportunities Fund; Aberdeen Standard Sicav I - Brazil Equity Fund; Aberdeen Standard Sicav I - E. M. Equity Fund; Aberdeen Standard Sicav I - Emerging M. E. E. Fund; Aberdeen Standard Sicav I - Latin American Equity Fund; Amp Capital Funds Mgmt Ltd Efm International Share Fund 10; British Coal Staff Superannuation Scheme; Bureau of Labor Funds - Labor Pension Fund; Emergence M; Fidelity Ucits II Icav / Fidelity Msci Emerging M I Fund; Franklin Templeton Investment Funds; Jnl/Mellon Capital Emerging Markets Index Fund; Mineworkers Pension Scheme; Morgan Stanley Investment Funds Global Balanced Defensive FU; Morgan Stanley Investment Funds Global Balanced Fund; Public Employees Retirement System of Ohio; Stichting Juridisch Eigenaar Actiam Beleggingsfondsen; the Master Trust Bank of Jap Ltd. as Tr. for Mtbj400045829; the Master Trust Bank of Jap, Ltd. as Tr. for Mtbj400045828; the Master Trust Bank of Japan, Ltd. as T. for Mtbj400045835; the Master Trust Bank of Japan, Ltd. as TR for Mutb400045792; the Master Trust Bank of Japan, Ltd. as Trustee for Mutb4000; the Master Trust Bank of Japan, Ltd. Trustee Mutb400045794; Vanguard Emerging Markets Stock Index Fund; Vanguard Esg International; and Vanguard Total International Stock Index Fd, A SE Van S F

[Attorney: ADR - Alves Ferreira e Mesquita (Cristiano Marques de Godoy)]

Representing de the Bank of New York ADR Department

[Attorney-at-law: Cristiana Rebelo Wiener]

Representing BRF Previdência; Diva Helena Furlan; Leila Maria Furlan; Lucy Fontana Furlan; Luiz Fernando Furlan; and Osorio Henrique Furlan Junior

[Attorney-at-law: Claudia Pessoa Lorenzoni]

Representing Caixa de Previd.Dos Func.Do Banco do Brasil

Eugenio da Silva

[Distance Voting Form send by the bookkeeper]

Aberdeen Canada - Emerging Markets Fund; Aberdeen Collective Investment Trust; Aberdeen Emerging Markets Equity Fund; Aberdeen Emerging Markets Fund; Aberdeen Institutional Commingled Funds, LLC; Aberdeen Latin American Equity Fund; Advanced Series Trust - Ast Parametric Eme Portfolio; Adviser Managed Trust - Tactical Offensive Equity Fund; Alliancebernstein Delaware Business Trust - A I All-C P S; Amergen Clinton Nuclear Power Plant Nonqualified Fund; American Heart Association, Inc.; Aquila Emerging Markets Fund; Baring Global Agriculture Fund; Barrow, Hanley, Mewhinney Strauss Emerging Markets Fund; Beresford Funds Public Limited Company; Blackrock A. M. S. AG ON B. of I. E. M. E. I. F. (Ch); Blackrock Cdn Msci Emerging Markets Index Fund; Blackrock Global Index Funds; Blackrock Institutional Trust Company na; Blackrock Life Limited - DC Overseas Equity Fund; Bny Mellon TR Dep (Uk) Lim as T of IS em MK EQ I FD (Uk); Bridgewater Pure Alpha Sterling Fund, Ltd.; Bridgewater Pure Alpha Trading Company Ii, Ltd.; Bridgewater Pure Alpha Trading Company Ltd.; Brighthouse Funds Trust I B/Aberdeen Emer Markets Equ Portf; British Airways Pen Trustees Ltd-Main A/C; British Airways Pension Trustees Ltd. (Mpf A/C); California Public Employees Retirement System; Central Provident Fund Board; Chang Hwa CO Bank, Ltd IN Its C as M Cust of N B Fund; Chevron Master Pension Trust; Cibc Emerging Markets Index Fund; Cititrust Lim as TR of Black Premier Fds- Ish Wor Equ Ind FD; Cmla Emerging Markets Fund; College Retirement Equities Fund; Commonwealth Superannuation Corporation; Consulting Group Capital Mkts Funds Emer Markets Equity Fund; Devon County Council; Diversified Markets (2010) Pooled Fund Trust; Eastspring Investments; Eaton Vance Collective Investment Tfe Ben Plans em MQ Equ FD; Eaton Vance Int (Ir) F Plc-Eaton V Int (Ir) Par em Mkt Fund; em Brazil Trading 2 LLC; Employees Ret System of the State of Hawaii; Evtc Cit Fof Ebp-Evtc Parametric Sem Core Equity Fund TR; Exelon Generation Comp, LLC Tax Qualified Nuclear Decomm Par; First Trust Aberdeen Emerging Opportunity Fund; First Trust Bick Index Fund; Florida Retirement System Trust Fund; Franklin Templeton ETF Trust - Franklin Ftse Brazi; Franklin Templeton ETF Trust - Franklin Ftse Latin; Fss Emerging Market Equity Trust; Fundamental Low V I e M Equity; General Pension and Social Security Authority; Government Employees Superannuation Board; Halliburton CO Employee Benefit Master Trust; Highland Collective Investment Trust; Highland Public Inflation Hedges Fund; International Monetary Fund; Invesco Global Agriculture ETF; Investec Global Strategy Fund; Investors Wholesale Emerging Markets Equities Trust; Irish Life Assurance Plc; Ishares (De) I Investmentaktiengesellschaft Mit TG; Ishares Core Msci Emerging Markets ETF; Ishares Core Msci Total International Stock ETF; Ishares Emerging Markets Fundamental Index ETF; Ishares II Public Limited Company; Ishares III Public Limited Company; Ishares IV Public Limited Company; Ishares Msci Acwi ETF; Ishares Msci Acwi EX U.S. ETF; Ishares Msci Brazil ETF; Ishares Msci Brazil Ucits ETF Usd (Acc); Ishares Msci Bric ETF; Ishares Msci Emerging Markets ETF; Ishares Msci Emerging Markets EX China ETF; Ishares Public Limited Company; Ishares V Public Limited Company; Itaú Funds - Latin America Equity Fund; Japan Trustee Services Bank, Ltd. Re: Stb Daiwa e e F I M F; John Hancock Funds II International Strategic Equity Allocat; John Hancock Funds II Strategic Equity Allocation Fund; K Investments SH Limited; Kapitalforeningen Laegernes Pensionsinvestering, Lpi Aem III; Kbi Global Investors (Na) Ltd Cit; Kbi Institutional Fund Icav; Kraneshares Msci Emerging Markets EX China Index e; Legal and General Assurance Pensions Mng Ltd; Legal General Collective Investment Trust; Legal General Global Emerging Markets Index Fund; Legal General Global Equity Index Fund; Legal General Icav; Legal General International Index Trust; Leith Wheeler Emerging Markets Equity Fund; Mackenzie Maximum Diversification Emerging Markets Index ETF; Millpencil (Us) LP; Mip Active Stock Master Portfolio; MU Aberdeen Fund, Global Emerging Markets Equity Portfolio; Nat West BK Plc as TR of ST James PL GL Equity Unit Trust; National Council for Social Security Fund; National Elevator Industry Pension Plan; Norges Bank; Northwestern Mutual Series Fund, Inc.- E.M.E.P.; Ontario Teachers Pension Plan Board; Oyster Creek Nuclear Generating Station Qualified Fund; Panagora Diversified Risk Multi-Asset Fund, Ltd; Panagora Risk Parity Multi Asset Master Fund, Ltd; Parametric Emerging Markets Fund; Parametric Tax-Managed Emerging Markets Fund; Parametric Tmemc Fund, LP; People S Bank of China; Pimco Equity Series: Pimco Rae Emerging Markets Fund; Pimco Equity Series: Pimco Rafi Dynamic Multi-Factor Emergin; Pimco Funds Global Investors Series Plc; Pimco Rae Emerging Markets Fund LLC; Pimco Tactical Opportunities Master Fund Ltd.; Pool Reinsurance Company Limited; QS Investors Dbi Global Emerging Markets Equity Fund LP; Rockfeller Brothers Fund; Russell Investment Company II Plc; Russell Investment Company Public Limited Company; Russell Investment Management Ltd as Trustee of the Russell; Schwab Emerging Markets Equity ETF; Schwab Fundamental Emerg0ing Markets Large Company Index ETF; Schwab Fundamental Emerging Markets Large Company Index Fund; Scottish Widows Investment Solutions Funds Icvc- Fundamental; Southern Cal ED C N F Q C DC MT S ON P VD N G; ST LT Dep Scottish Widows Trks Lat Amr Fun; Stanlib Funds Limited; Stichting Philips Pensioenfonds; Teacher Retirement System of Texas; the Barings E. M. U.

Fund, Sub-Fund, the Barings L. A. Fund; the Board of the Pension Protection Fund; the Bunting Emerging Equity TE Limited Liability Company; the Bunting Family Emerging Equity Limited Liability Company; the Hartford Global Real Asset Fund; the Master Trust Bank of Japan, Ltd. as T of Mutb300041293-S; the Master Trust BK of Jpn, Ltd. as Tomg Agriculture MF; the Northwestern Mutual Life Insurance C - Gasa FN Suba S 4; the Regents of the University of California; the Texas Education Agency; Three Mile Island Unit One Qualified Fund; Thrivent Partner Emerging Markets Equity Fund; Thrivent Partner Emerging Markets Equity Portfolio; Thrivent Partner Worldwide Allocation Fund; Thrivent Partner Worldwide Allocation Portfolio; Tiaa-Cref Funds - Tiaa-Cref Emerging Markets Equity I F; Total International EX U.S. I Master Port of Master Inv Port; Ups Group Trust; Utah State Retirement Systems; Virtus Glovista Emerging Markets ETF; Wellington Diversified Inflation Hedges Fund; Wellington Trust Company N.A.; Wellington Trust Company, National Association Mul; e Wells Fargo BK D of T Establishing Inv F for and Benefit TR

[Distance Voting Form send to the Company]

Abilio dos Santos Diniz; BB Ações 22 Fundo de Investimento; BB Bnc Ações Nossa Caixa Nosso Clube de Investimento; BB Cap Ações Fundo de Investimento; BB Cap Ibovespa Indexado FIA; BB Eco Gold Fundo de Investimento em Ações; BB Previdência Ações IBrX Fundo de Investimento; BB Previdenciario Ações Governanca FI; BB Terra do Sol Fundo de Investimento MM Crédito Privado; BB Top Ações Exportacao FIA; BB Top Ações Ibovespa Ativo FI; BB Top Ações Ibovespa Indexado FI; BB Top Ações IBrX Indexado FI; BB Top Ações Setorial Consumo FI; Brasilprev Top A Fundo de Inv de Ações; Eduardo Fontana D Avila; Fundacao Petrobras de Seguridade Social-Petros; Fundacao Sistel de Seguridade Social; Fundo de Investimento de Ações Aspen - IE; Miles Acer Long Bias Master FDO de Investimento Multimercado; Miles Virtus Master FIA; Miles Virtus Previdenciario Master FIA; Odylla Fontana D'Avila; and Santa Rita Fundo de Investimento em Ações - IE